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                      HARRIS TRUST AND SAVINGS BANK





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                     PARTNERS FIRST RECEIVABLES, LLC


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                      RECEIVABLES PURCHASE AGREEMENT
                       Dated as of January 29, 1998




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                            TABLE OF CONTENTS

                                                                         Page

                                ARTICLE I

                               DEFINITIONS

Section 1.1.   Definitions..................................................1
Section 1.2.   Other Definitional Provisions................................4


                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.1.   Purchase.....................................................4
Section 2.2.   Additional Accounts..........................................6


                                  ARTICLE III

                           CONSIDERATION AND PAYMENT

Section 3.1.   Purchase Price...............................................6


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1.   Representations and Warranties of the Bank
                     Relating to the Bank...................................7
Section 4.2.   Representations and Warranties of the Bank
                     Relating to the Agreement and the Receivables..........8
Section 4.3.   Representations and Warranties of PFR.......................10
Section 4.4.   Limitation on Liability.....................................11


                                   ARTICLE V

                                   COVENANTS

Section 5.1.   Covenants of the Bank.......................................11


                                   ARTICLE VI

                                   [RESERVED]


                                  ARTICLE VII

                                   [RESERVED]


                                  ARTICLE VIII

                         TERM AND PURCHASE TERMINATION

Section 8.1.   Term........................................................13
Section 8.2.   Purchase Termination........................................13


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1.   Amendment...................................................14
Section 9.2.   Governing Law...............................................14
Section 9.3.   Notices.....................................................14
Section 9.4.   Severability of Provisions..................................14
Section 9.5.   Assignment..................................................15
Section 9.6.   Acknowledgment and Agreement of the Bank....................15
Section 9.7.   Further Assurances..........................................15
Section 9.8.   No Waiver; Cumulative Remedies..............................16
Section 9.9.   Counterparts................................................16
Section 9.10   Binding; Third-Party Beneficiaries..........................16
Section 9.11   Merger and Integration......................................16
Section 9.12   Headings....................................................16
Section 9.13   Schedules and Exhibits......................................16
Section 9.14   Survival of Representations and Warranties..................16
Section 9.15   Nonpetition Covenant........................................16






            RECEIVABLES PURCHASE AGREEMENT, dated as of January 29, 1998, by and between HARRIS TRUST AND SAVINGS BANK, a banking association organized under the laws of the state of Illinois (the "Bank"), and PARTNERS FIRST RECEIVABLES, LLC, a Delaware limited liability company ("PFR").


                              W I T N E S S E T H:

            WHEREAS, PFR desires to purchase, from time to time, certain Receivables (hereinafter defined) from the Bank arising under specified consumer revolving credit card accounts purchased or acquired by the Bank and the Bank desires to sell such Receivables to PFR.


            NOW, THEREFORE, it is hereby agreed by and between PFR and the Bank as follows:


                                ARTICLE I

                               DEFINITIONS

            Section 1.1. Definitions. All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Pooling and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

            "Account" shall mean (a) each MasterCard(R)1/ and VISA(R)1/ account established pursuant to a Credit Card Agreement identified by account number and by the receivables balance as of the Closing Date in the computer file, microfiche list or printed list delivered to PFR by the Bank on the Closing Date, pursuant to the Contribution Agreement, dated as of January 29, 1998, by and between the Bank and Holdings, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account.

            "Additional Account" shall mean each account maintained by the Bank in accordance with the License Agreement following the date hereof, pursuant to a Credit Card Agreement identified by Account number and by receivables balance as of the related Addition Date in the computer file, microfiche list or printed list delivered to PFR by the Bank on such Addition Date.

--------
1/    MasterCard and VISA are registered trademarks of MasterCard
      International Incorporated and of VISA USA, Inc., respectively.

            "Addition Date" shall mean with respect to each Additional Account, the date on which such Account is originated or acquired by the Bank.

            "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.


            "Assistance Agreement" shall mean the License and Agency Agreement dated as of January 29, 1998 between Holdings and the Bank.

            "Bank" shall mean Harris Trust and Savings Bank, a banking corporation organized under the laws of the state of Illinois, and its successors and assigns.

            "Closing Date" shall mean January 29, 1998.

            "Conveyance" shall have the meaning specified in subsection 2.1(a).

            "Conveyance Papers" shall have the meaning specified in subsection 4.1(c).

            "Debtor Relief Laws" shall mean (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

            "Finance Charge Receivables" shall mean all Receivables in the Accounts which would be treated as "Finance Charge Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

            "Holdings" shall mean Partners First Holdings, LLC, a
Delaware limited liability company.

            "Initial Account" shall mean each Account owned by the Bank on the date hereof.

            "Insolvency Event" shall have the meaning specified in
Section 8.2.

            "Interchange" shall mean interchange fees payable to the Bank in its capacity as credit card issuer, through VISA or MasterCard in connection with cardholder charges for goods and services with respect to the Accounts.

            "Investor Certificate" shall have the meaning specified in the Pooling and Serving Agreement.

            "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

            "New Principal Receivables" shall have the meaning set forth in Section 3.1.

            "Obligor" shall mean, with respect to each Account, each person that would be treated as an "Obligor" in accordance with the definition for such term in the Pooling and Servicing Agreement.

            "PFRF" shall mean Partners First Receivables Funding, LLC, a Delaware limited liability company.

            "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of January 29, 1998, among Holdings, as Servicer, PFRF, as Transferor, and the Trustee, and all amendments and supplements thereto.

            "Principal Receivables" shall mean all Receivables in the Accounts that would be treated as "Principal Receivables" in accordance with the definition for such term in the Pooling and Servicing Agreement.

            "Purchase Price" shall have the meaning set forth in
Section 3.1.

            "Purchased Assets" shall have the meaning set forth in
Section 2.1.

            "Receivables" shall mean all amounts shown on the Bank's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. A Receivable shall be deemed to have been created at the end of the Date of Processing of such Receivable.

            "Servicer" shall have the meaning set forth in the Pooling and Servicing Agreement.

            "Transaction Documents" shall mean, the Pooling and Servicing Agreement, the Series 1998-1 Supplement, this Agreement and each Receivables Purchase Agreement.

            "Transferor" shall mean Partners First Receivables Funding, LLC, a Delaware limited liability company, and its permitted successors and assigns.

            "Transferor Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of January 29, 1998 between PFR, as seller and the Transferor, as purchaser.

            "Transferred Account" shall mean each account into which an Account shall be transferred provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

            "Transferred Receivables" shall have the meaning set forth in Section 2.1.

            "Trust" shall mean the trust created by the Pooling and Servicing Agreement.

            "Trustee" shall mean The Bank of New York, a New York banking corporation, the institution executing the Pooling and Servicing
Agreement as, and acting in the capacity of Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

            Section 1.2.  Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (c) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Pooling and Servicing Agreement and all applicable Supplements.


                                ARTICLE II

                  PURCHASE AND CONVEYANCE OF RECEIVABLES

            Section 2.1.  Purchase.

            (a) By execution of this Agreement, the Bank does hereby sell, transfer, assign, set over and otherwise convey to PFR (collectively, the "Conveyance"), without recourse except as provided herein, all its right, title and interest in, to and under (i) all of the Receivables created in the Accounts following the Closing Date and all Receivables created in each Additional Account originated or acquired by the Bank following the related Addition Date (the "Transferred Receivables"), whether such Receivables shall then be existing or shall thereafter be created and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof and (ii) the right to receive Interchange and Recoveries with respect to such Receivables (the "Purchased Assets").

            (b) In connection with such Conveyance, the Bank agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from the Bank to PFR, (ii) that such financing statements shall name the Bank, as seller, and PFR, as purchaser, of the Receivables and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to PFR as soon as is practicable after filing.

            (c) In connection with such Conveyance, the Bank further agrees that it will, at its own expense, (i) on the date of creation of each Account indicate in its computer files that all of the Receivables created in connection with such Account have been conveyed to PFR in accordance with this Agreement by including in such computer files the code identifying such Account and (ii) on or prior (x) to the date that is 30 days after any date on which the Bank ceases to originate new accounts in accordance with the Assistance Agreement and (y) any date on which PFR is required to provide a computer file or microfiche list to the Transferor under the Transferor Purchase Agreement, deliver to PFR a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the date on which the Bank is no longer designating all new accounts originated in accordance with the Assistance Agreement as Accounts, or the date specified by PFR, as applicable,(A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Each such file or list, as supplemented from time to time to reflect Additional Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to PFR, and is hereby incorporated into and made a part of this Agreement. The Bank further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement.

            (d) The parties hereto intend that the conveyance of the Bank's right, title and interest in and to the Receivables shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Bank to PFR and that the Receivables shall not be a part of the Bank's estate in the event of the insolvency of the Bank or a conservatorship, receivership or similar event with respect to the Bank. It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Bank shall be deemed to have granted and does hereby grant to PFR a first priority perfected security interest, in all of the Bank's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets to secure the rights of PFR hereunder and the obligations of the Bank hereunder.

            Section 2.2.  Additional Accounts.

            (a) Each newly originated Additional Account shall be deemed to be an Account hereunder. The Bank shall take all actions necessary to comply, or to enable PFR to comply, with the requirements of Section 2.3 of the Transferor Purchase Agreement and shall cooperate with PFR to enable it to perform with respect to the Receivables in such Additional Accounts all actions specified in Section 2.3 of the Transferor Purchase Agreement.

            (b) On the Addition Date with respect to any Additional Accounts, PFR shall purchase the Bank's right, title and interest in, to and under the Receivables in Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the Addition Date, subject to the satisfaction of the following conditions:

            (i) the Bank shall have delivered to PFR copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect PFR's interest in the Receivables arising therein;

            (ii) to the extent required of PFR by 2.3(b) of the Transferor Purchase Agreement, the Bank shall have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date; and

            (iii) as of each Addition Date, no Insolvency Event with respect to the Bank shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts to PFR have been made in contemplation of the occurrence thereof.

            Section 2.4. Representations and Warranties. The Bank hereby represents and warrants to PFR as of the related Addition
Date as to the matters set forth in Section 2.2(b)(iii) above.

                               ARTICLE III

                        CONSIDERATION AND PAYMENT

            Section 3.1.  Purchase Price.

            (a) The Purchase Price for the Receivables (including Receivables in Additional Accounts) to be conveyed to PFR under this Agreement which come into existence after the Closing Date, shall be payable on each day on which such Receivables are conveyed by the Bank to PFR in an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed (the "New Principal Receivables") adjusted to reflect such factors as the Bank and PFR mutually agree will result in a Purchase Price determined to be the fair market value of such New Principal Receivables.

            (b) The Purchase Price to be paid by PFR with respect to the Receivables shall be paid in cash.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

            Section 4.1. Representations and Warranties of the Bank Relating to the Bank. The Bank hereby represents and warrants to, and agrees with, PFR as of the Closing Date and on each Addition Date, that:

            (a) Organization and Good Standing. The Bank is a banking corporation duly organized and validly existing in good standing under the laws of the State of Illinois and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Qualification. The Bank is duly qualified to do business and is in good standing as an Illinois banking corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction which requires such qualification except where the failure to so qualify or obtain licenses or approvals would not (i) render any Account or any Receivable unenforceable by the Bank, PFR, the Transferor or the Trustee or (ii) have a material adverse effect on the Certificateholders.

            (c) Due Authorization. The execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto, including any supplemental conveyance (such other documents or instruments, collectively, the "Conveyance Papers"), and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Bank by all necessary corporate action on the part of the Bank.

            (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by the Bank, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Bank is a party or by which it or any of its properties are bound which would have a material adverse effect on the Bank's ability to perform its obligations hereunder.

            (e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by the Bank and the fulfillment of the terms contemplated herein and therein applicable to the Bank will not conflict with or violate any Requirements of Law applicable to the Bank in a manner which would have a material adverse effect on the Bank's ability to perform its obligations hereunder.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Bank, threatened against the Bank, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the performance by the Bank of its obligations under this Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or Delaware income tax systems.

            (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement or the Conveyance Papers by the Bank have been duly obtained, effected or given and are in full force and effect.

            The representations and warranties set forth in this Section
4.1 shall survive the transfer and assignment of the Receivables to PFR. Upon discovery by the Bank or PFR of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery.

            Section 4.2. Representations and Warranties of the Bank Relating to the Agreement and the Receivables.

            (a) Representations and Warranties. The Bank hereby represents and warrants to PFR as of the Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

            (i) this Agreement constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

            (ii) each Transferred Receivable has been conveyed to PFR free and clear of any Lien of any Person claiming through or under the Bank or any of its other Affiliates (other than Liens permitted under subsection 2.7(b) of the Pooling and Servicing Agreement);

            (iii) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the conveyance of Transferred Receivables to PFR have been duly obtained, effected or given and are in full force and effect;

            (iv) this Agreement or, in the case of the Additional Accounts, the related Supplemental Conveyance constitutes a valid sale, transfer and assignment to PFR of all right, title and interest of the Bank in the Transferred Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to PFR, which, in the case of existing Transferred Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, PFR shall have a first priority perfected security or ownership interest in such property and proceeds;

            (v) on the Addition Date, each related Additional Account designated by the Bank to PFR is an Eligible Account;

            (vi) on the applicable Addition Date, each Receivable designated as an Eligible receivable by the Bank to PFR is an Eligible Receivable; and

            (vii) as of the date of the creation of any new Receivable, each Receivable designated as an Eligible Receivable by the Bank to PFR is an Eligible Receivable.

            (b) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Receivables to PFR. Upon discovery by either the Bank or PFR of a breach of any of the representations and warranties set forth in this
Section 4.2, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. The Bank hereby acknowledges that PFR intends to rely on the representations hereunder in connection with representations made by PFR to secured parties, assignees or subsequent transferees including but not limited to assignments made by PFR to the Transferor pursuant to the Transferor Purchase Agreement.

            (c) Representation and Warranty of the Bank as to Information. The Bank hereby represents and warrants, as of each date on which the file or list referred to in Section 2.1(c) is delivered to PFR, that the information contained therein is true, complete and correct in all material respects.

            Section 4.3. Representations and Warranties of PFR. PFR hereby represents and warrants to the Bank as of the Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

            (a) Organization and Good Standing. PFR is a limited liability company duly organized and validly existing and is in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned, conducted or contemplated by the Transaction Documents and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

            (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by PFR by all necessary corporate action on the part of PFR.

            (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by PFR, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to PFR, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which PFR is a party or by which it or any of its properties are bound.

            (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by PFR and the fulfillment of the terms contemplated herein and therein applicable to PFR will not conflict with or violate any Requirements of Law applicable to PFR.

            (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of PFR, threatened against PFR, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of PFR, would materially and adversely affect the performance by PFR of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

            (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by PFR in connection with the execution and delivery by PFR of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

            The representations and warranties set forth in this Section
4.3 shall survive the Conveyance of the Receivables to PFR. Upon discovery by PFR or the Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

            Section 4.4. Limitation on Liability. The liability of the Bank for any breach of any representation, and warranty, term or condition of this Agreement shall be limited, in the absence of gross negligence or willful misconduct by the Bank, to an amount which shall not exceed with respect to any claim the amount actually recovered by the Bank from Holdings (without recourse to any guaranty of Holdings' obligations) with respect to such claim pursuant to the Assistance Agreement.


                                ARTICLE V

                                COVENANTS

            Section 5.1. Covenants of the Bank. The Bank hereby covenants and agrees with PFR as follows:

            (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Bank will take no action to cause any Receivable to be evidenced by any instrument other than an instrument that, taken together with one or more other writings, constitutes chattel paper (as such terms are defined in the UCC).

            (b) Security Interests. Except for the conveyances hereunder, the Bank will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with PFR's ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein, and the Bank shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of PFR in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Bank; provided, however, that nothing in this section shall prevent or be deemed to prohibit the Bank from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) Notice of Liens. The Bank shall notify PFR promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and under Liens arising through or granted by PFR or any subsequent transferee.

            (d) Interchange. Not later than 1:00 p.m., New York City time, on each Business Day, the Bank shall pay or cause to be paid to PFR, in immediately available funds, the amount of Interchange to be included as Collections of Finance Charge Receivables in the Accounts for such Business Day, which shall be an amount equal to (i) the product of
(a) the total amount of interchange fees collected by the Bank on the prior Business Day, and (b) a fraction, the numerator of which is the aggregate amount of cardholder sales charges (net of returns) which arose on the prior Business Day with respect to the Accounts and the denominator of which is the aggregate amount of cardholder sales charges (net of returns) which arose on the prior Business Day with respect to all revolving consumer credit card accounts (including the Accounts) owned by the Bank, or (ii) if at any time the Bank cannot identify or cause to be identified the amount of such Interchange, the amount reasonably estimated by the Bank as the amount of such Interchange.

            (e) Documentation of Transfer. The Bank shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to PFR.

            (f) Segregation of Accounts. The records and agreements relating to the Accounts will be marked to evidence the sale or transfer of the Receivables to PFR; provided, however, that the documents or agreements relating to the Accounts and the Receivables need not be segregated from documents or agreements relating to other credit card accounts and receivables.

            (g) Periodic Rate Finance Charges. (i) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by the Bank to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and (ii) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to be less than the highest Average Rate for any Group.

            (h) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (g) above, the Bank may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 5.2(g), the Bank will take no action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, the Bank reasonably believes will have a material adverse effect on PFR, the Transferor or the Investor Certificateholders.

            (i) Official Records. The Bank will maintain this Agreement as part of its official records.

            The Bank further covenants that it will not enter into any amendments to this Agreement or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.


                                ARTICLE VI

                                [RESERVED]


                               ARTICLE VII

                                [RESERVED]


                               ARTICLE VIII

                      TERM AND PURCHASE TERMINATION

            Section 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall not terminate prior to the termination of the Transferor Purchase Agreement as provided in
Article VIII of the Transferor Purchase Agreement.

                     Section 8.2. Purchase Termination. If the Bank shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Bank in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Bank or for any substantial part of the Bank's property, or for the winding-up or liquidation of the Bank's affairs and, if instituted against the Bank, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or if the Bank shall commence a voluntary case under any Debtor Relief Law, or if the Bank shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or any general assignment for the benefit of its creditors; or the Bank or any subsidiary of the Bank shall have taken any corporate action in furtherance of any of the foregoing actions (each an "Insolvency Event") or, if an Insolvency Event (as defined in
      Section 8.2 of the Transferor Purchase Agreement) shall have occurred; then the Bank shall immediately cease to transfer Principal Receivables to PFR and shall promptly give notice to PFR of such Insolvency Event. Notwithstanding any cessation of the transfer to PFR of additional Principal Receivables, Principal Receivables transferred to PFR prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created or accrued in respect of such Principal Receivables, shall continue to be property of PFR available for transfer by PFR to the Transferor for transfer to the Trust pursuant to the Pooling and Servicing Agreement.


                                ARTICLE IX

                         MISCELLANEOUS PROVISIONS

            Section 9.1. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by PFR and the Bank in accordance with this Section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by PFR and the Bank
(i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of the Bank or PFR; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 9.1 shall be effective unless the Bank and PFR have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Transferor and any subsequent assignee of the Receivables by PFR or the Transferor) adversely affect in any material respect the interests of the Transferor or any such subsequent assignee of the Receivables, including without limitation the Trustee or the Investor Certificateholders, unless any such assignee, including without limitation, the Trustee shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

            Section 9.2. Governing Law. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 9.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of PFR, 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090, Attention: John R. Soderlund (facsimile no. (410) 855-8599), (b) in the case of the Bank, 111 West Monroe Street, Chicago, Illinois 60603, Attention: Paul V. Reagan (facsimile no. (312) 461- 3869; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

            Section 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

            Section 9.5. Assignment. Notwithstanding anything to the contrary contained herein, other than PFR's assignment to the Transferor and the Transferor's assignment to the Trustee, of all of their respective rights in, to and under this Agreement to the extent such rights relate to the Receivables purchased from PFR by the Transferor pursuant to the Transferor Purchase Agreement, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, that the Bank shall have the right to assign its rights, title and interests, in, to and under this Agreement to (i) any successor by merger assuming this Agreement or (ii) any affiliate owned directly or indirectly by Holdings provided that each Rating Agency has advised PFR and the Bank that the Rating Agency Condition has been satisfied.

            Section 9.6. Acknowledgment and Agreement of the Bank. By execution below, the Bank expressly acknowledges and agrees that all of PFR's rights, title, and interest in, to, and under this Agreement to the extent such rights relate to Receivables transferred by PFR to the Transferor, including, without limitation, all of PFR's right, title, and interest in and to such Receivables, shall be assigned by PFR to the Transferor and by the Transferor to the Trustee for the benefit of the beneficiaries of the Trust, including the Certificateholders, and the Bank consents to such assignments. The Bank further agrees that notwithstanding any claim, counterclaim, right or setoff or defense which it may have against PFR, due to a breach by PFR of this Agreement or for any other reason, and notwithstanding the bankruptcy of PFR or any other event whatsoever, the Bank's sole remedy against PFR shall be a claim against PFR for money damages and, then only to the extent of funds received by PFR pursuant to the Transferor Purchase Agreement, and in no event shall the Bank assert any claim on or any interest in the Receivables or any proceeds thereof or take any action which would reduce or delay receipt by Certificateholders of collections with respect to the Receivables. Additionally, the Bank agrees for the benefit of the Transferor and the Trustee that any amounts payable by the Bank to PFR hereunder which are to be paid by PFR to the Transferor and by the Transferor to the Trustee for the benefit of the Certificateholders shall be paid by the Bank on behalf of PFR and the Transferor, directly to the Trustee.

            Section 9.7. Further Assurances. PFR and the Bank agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Conveyance Papers including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

            Section 9.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of PFR or the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Sections 4.4 and 9.6, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

             Section 9.9. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 9.10. Binding; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Transferor and the Trustee shall be considered third-party beneficiaries of this Agreement.

            Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

            Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

            Section 9.14. Survival. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive any subsequent conveyance of the Receivables by PFR. The provisions of Section 4.4 shall survive the termination of this Agreement.

            Section 9.15. Nonpetition Covenant. The Bank hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Investor Certificates of all Series, it will not institute against or join any other Person in instituting against PFR any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 9.16. Assignment and Assumption Agreement. The parties hereby acknowledge and agree that the Conveyance set forth in
Section 2.1 and the conveyances of Receivables existing in the Accounts on the Closing Date pursuant to Section I.2 and II.2 of the Assignment and Assumption Agreement, dated as of the date hereof, between the Bank and PFR (the "Assignment and Assumption Agreement") are intended to be part of a single agreement, and in order to reflect such intent, such Sections I.2 and II.2 (together with the definitions of any defined terms used therein) are hereby incorporated herein by reference as if fully set forth herein. The parties hereto agree that this Agreement and the Assignment and Assumption Agreement shall not be separately assigned, pledged, conveyed or otherwise transferred. It is the intention of the parties hereto that the conveyance set forth in this Agreement and the conveyance set forth in the Assignment and Assumption Agreement be interpreted as a single integrated and interdependent whole and that the obligations of the parties with respect to either conveyance be dependent upon the other such conveyance.



            IN WITNESS WHEREOF, the undersigned have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.



                                          HARRIS TRUST AND SAVINGS BANK



                                          By: /s/ Paul V. Reagan
                                             -------------------------------
                                             Name:  Paul V. Reagan
                                             Title: Senior Vice President




                                          PARTNERS FIRST RECEIVABLES, LLC



                                          By: /s/ Harry G. Pappas
                                             -------------------------------
                                             Name:  Harry G. Pappas
                                             Title: Chief Financial Officer





                                                               Schedule I




                             LIST OF ACCOUNTS
                     DEEMED INCORPORATED BY REFERENCE